Exhibit 99.1

Investor Relations Contact:

Michael Picariello, CommVault

732-728-5380

ir@commvault.com

CommVault Announces Second Quarter Fiscal 2014 Financial Results

CommVault Reports Record Quarterly Revenues & Non-GAAP Earnings

Total Revenue of $141.9 million, up 20% year over year

GAAP EBIT of $26.4 million; GAAP EPS $0.35

Non-GAAP EBIT of $37.8 million; Non-GAAP EPS $0.48

Second Quarter Fiscal 2014 Highlights Include:

Second Quarter
GAAP Results:
Revenues	$ 141.9 million
Income from Operations (EBIT)	$ 26.4 million
EBIT Margin	18.6%
Diluted Earnings Per Share	$0.35

Non-GAAP Results:
Income from Operations (EBIT)	$ 37.8 million
EBIT Margin	26.6%
Diluted Earnings Per Share	$0.48

OCEANPORT, N.J. – October 29, 2013 – CommVault [NASDAQ: CVLT] today announced its financial results for the second quarter ended September 30, 2013.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “Our fiscal second quarter results continued our trend of delivering consistent, double-digit revenue and non-GAAP operating income growth. Quarterly results were highlighted by a year-over-year revenue increase of 20% and a non-GAAP operating income increase of 31%. Our pace of innovation and high level of customer satisfaction continue to be important contributors to our success. Given the opportunity ahead of us, we will continue to heavily invest for growth and innovation, particularly in our sales and technical teams.”

Total revenues for the second quarter of fiscal 2014 were $141.9 million, an increase of 20% over the second quarter of fiscal 2013 and an increase of 6% sequentially.

Software revenue in the second quarter of fiscal 2014 was $70.8 million, an increase of 20% year-over-year and 8% over the first quarter. Services revenue in the second quarter of fiscal 2014 was $71.0 million, an increase of 21% year-over-year and 3% sequentially.

On a GAAP basis, income from operations (EBIT) was $26.4 million for the second quarter, an 18% increase from the $22.4 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 31% to $37.8 million in the second quarter of fiscal 2014 compared to $28.8 million in the second quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) increased 20% in the second quarter of fiscal 2014.

For the second quarter of fiscal 2014, CommVault reported net income of $17.4 million, an increase of $3.5 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 31% to $23.9 million, or $0.48 per diluted share, from $18.3 million, or $0.38 per diluted share, in the same period of the prior year.

Operating cash flow totaled $24.5 million for the second quarter of fiscal 2014 which was an increase of less than $0.1 million compared to the second quarter of fiscal 2013. Total cash and short-term investments were $485.1 million as of September 30, 2013 compared to $435.9 million as of March 31, 2013. There were no share repurchases during the second quarter of fiscal 2014.

On October 24, 2013, the Company’s Board of Directors authorized a $47.2 million increase to the Company’s existing stock repurchase program and extended the expiration of the stock repurchase program to March 31, 2015. As of October 29, 2013, the Company has repurchased $117.2 million of common stock (5.74 million shares). With the additional $47.2 million authorized by the Board of Directors, there is $150.0 million remaining in the repurchase program.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlight:

•	On September 3, 2013, CommVault announced the results of its fiscal 2013 support services survey in which CommVault achieved a 96 percent customer satisfaction rating demonstrating its excellence in technical services and support. In contrast, customers who received similar support services from similarly sized vendors reported an average customer satisfaction rating of 89 percent[1].

•	On August 20, 2013, CommVault announced the industry’s first virtual machine (VM) intelligent archiving capability to help enterprises and service providers eliminate VM sprawl and regain control of virtual infrastructure resources. VM sprawl results from pervasive deployment and growth of virtual machines, some of which then sit unutilized long after their useful lives.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2014 and fiscal 2013.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the six months ended September 30, 2013 was 36% and the GAAP tax rate for the six months ended September 30, 2012 was 39%. On an annual basis, the GAAP tax rate over the past six fiscal years was 35% for fiscal 2013, 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, and 23% for fiscal 2008. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the prior three fiscal years is estimated to be approximately 12% for fiscal 2013, approximately 14% for fiscal 2012 and approximately 11% for fiscal 2011. Also, the cash tax rate for fiscal 2014 is estimated to be in the mid to high teen percentage range. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate through fiscal 2014 and into fiscal 2015. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 37% in fiscal 2013 and anticipates that it will continue to measure itself to a non-GAAP tax rate of 37% through fiscal 2014. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, October 29, 2013, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com/ir. The live webcast and replay will be hosted under the “Events” section of the website. An archived webcast of this conference call will also be available following the call.

1.	HDI, 2012 HDI Support Center Practices & Salary Report, by Jenny Rains

About CommVault

A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement

This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2013 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, CommVault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Software	$70,831	$59,219	$136,130	$113,454
Services	71,032	58,943	140,141	115,975

Total revenues	141,863	118,162	276,271	229,429
Cost of revenues:
Software	636	644	1,291	1,322
Services	17,520	14,699	34,643	29,311

Total cost of revenues	18,156	15,343	35,934	30,633

Gross margin	123,707	102,819	240,337	198,796
Operating expenses:
Sales and marketing	67,147	55,700	134,348	112,087
Research and development	13,344	11,431	26,195	22,382
General and administrative	15,298	12,161	29,026	23,251
Depreciation and amortization	1,498	1,174	2,951	2,307

Income from operations	26,420	22,353	47,817	38,769
Interest income	213	261	455	497

Income before income taxes	26,633	22,614	48,272	39,266
Income tax expense	9,279	8,715	17,456	15,242

Net income	$17,354	$13,899	$30,816	$24,024

Net income per common share:
Basic	$0.37	$0.31	$0.66	$0.53

Diluted	$0.35	$0.29	$0.62	$0.50

Weighted average common shares outstanding:
Basic	46,910	45,106	46,727	44,934

Diluted	49,745	47,815	49,533	47,720

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	March 31,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$462,167	$433,964
Short-term investments	22,982	1,948
Trade accounts receivable, net	86,785	85,033
Prepaid expenses and other current assets	13,154	15,225
Deferred tax assets, net	21,698	19,328

Total current assets	606,786	555,498
Deferred tax assets, net	23,761	21,166
Property and equipment, net	50,919	21,112
Other assets	6,845	7,078

Total assets	$688,311	$604,854

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,129	$3,860
Accrued liabilities	54,841	55,577
Deferred revenue	157,103	152,967

Total current liabilities	216,073	212,404
Deferred revenue, less current portion	34,117	31,303
Other liabilities	7,203	7,130
Total stockholders’ equity	430,918	354,017

Total liabilities and stockholders’ equity	$688,311	$604,854

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net income	$17,354	$13,899	$30,816	$24,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,544	1,201	3,017	2,361
Noncash stock-based compensation	10,782	6,149	20,290	12,077
Excess tax benefits from stock-based compensation	(8,558)	(4,227)	(16,843)	(7,287)
Deferred income taxes	2,786	2,579	(1,208)	2,816
Changes in operating assets and liabilities:
Trade accounts receivable	(10,452)	(11,922)	(1,402)	(1,618)
Prepaid expenses and other current assets	(1,042)	109	2,108	795
Other assets	150	(2,368)	197	(1,704)
Accounts payable	(355)	125	(138)	509
Accrued liabilities	12,716	10,204	5,524	2,819
Deferred revenue	(422)	8,611	6,760	7,371
Other liabilities	(21)	74	(65)	180

Net cash provided by operating activities	24,482	24,434	49,056	42,343
Cash flows from investing activities
Purchase of short-term investments	(22,982)	—	(22,982)	(1,948)
Proceeds from maturity of short-term investments	—	—	1,948	3,146
Purchases for corporate campus headquarters	(15,157)	(390)	(23,872)	(612)
Purchase of property and equipment	(1,274)	(1,283)	(2,586)	(2,742)

Net cash used in investing activities	(39,413)	(1,673)	(47,492)	(2,156)
Cash flows from financing activities
Proceeds from the exercise of stock options	6,613	4,445	9,670	7,196
Excess tax benefits from stock-based compensation	8,558	4,227	16,843	7,287

Net cash provided by financing activities	15,171	8,672	26,513	14,483
Effects of exchange rate — changes in cash	3,109	2,417	126	227

Net increase in cash and cash equivalents	3,349	33,850	28,203	54,897
Cash and cash equivalents at beginning of period	458,818	318,135	433,964	297,088

Cash and cash equivalents at end of period	$462,167	$351,985	$462,167	$351,985

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$26,420	$22,353	$47,817	$38,769
Noncash stock-based compensation (1)	10,782	6,149	20,290	12,077
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	567	326	1,010	622

Non-GAAP income from operations	$37,769	$28,828	$69,117	$51,468

GAAP net income	$17,354	$13,899	$30,816	$24,024
Noncash stock-based compensation (1)	10,782	6,149	20,290	12,077
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	567	326	1,010	622
Non-GAAP provision for income taxes adjustment (3)	(4,775)	(2,048)	(8,286)	(3,985)

Non-GAAP net income	$23,928	$18,326	$43,830	$32,738

Diluted weighted average shares outstanding	49,745	47,815	49,533	47,720

Non-GAAP diluted net income per share	$0.48	$0.38	$0.88	$0.69

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Cost of services revenue	$293	$195	$591	$379
Sales and marketing	4,085	2,786	8,346	5,422
Research and development	939	638	1,896	1,262
General and administrative	5,465	2,530	9,457	5,014

Stock-based compensation expense	$10,782	$6,149	$20,290	$12,077

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2014 and fiscal 2013.